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                                                                    EXHIBIT 99.1


BURNHAM PACIFIC
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PERSONAL AND CONFIDENTIAL
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July 23, 1999



Mr. Jay Schottenstein
Schottenstein Stores Corporation
c/o Weil, Gotshal & Manges
767 Fifth Avenue
New York, NY 10153
Attn: Mr. Philip Rosen

Dear Mr. Schottenstein:

The Board of Directors of Burnham Pacific has met and thoroughly reviewed your letters dated June 7, 1999 and July 12, 1999 with the help of our financial advisors, Goldman Sachs & Co. The Board has decided that it is not interested in pursuing discussions with you. Should you desire, we would arrange to have Goldman Sachs meet with your advisors, Donaldson, Lufkin & Jenrette, to discuss our decision.



On behalf of the Board of Directors

/s/ J. David Martin

J. David Martin
President

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